                                                                  Exhibit 10.3

After recordation,
this instrument
should be returned to:

Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois  60603
Attention: Rex Palmer




===============================================================================




                             MASTER LEASE AGREEMENT

                          Dated as of December 3, 1998

                                     between

                   ATLANTIC FINANCIAL GROUP, LTD., as Lessor,


                                       and

                WBP LEASING, INC. AND CERTAIN OTHER SUBSIDIARIES
                    OF CORNELL CORRECTIONS, INC., as Lessees

                   -------------------------------------------





===============================================================================

                               TABLE OF CONTENTS
                               (Lease Agreement)



                                                                                                    Page

ARTICLE I.      DEFINITIONS........................................................................... 1

ARTICLE II.     LEASE OF LEASED PROPERTY.............................................................. 1
    2.1         Acceptance and Lease of Property...................................................... 1
    2.2         Acceptance Procedure.................................................................. 2

ARTICLE III.    RENT.................................................................................. 2
    3.1         Basic Rent............................................................................ 2
    3.2         Supplemental Rent..................................................................... 3
    3.3         Method of Payment..................................................................... 3
    3.4         Late Payment.......................................................................... 3
    3.5         Net Lease; No Setoff, Etc............................................................. 3
    3.6         Certain Taxes......................................................................... 5
    3.7         Utility Charges....................................................................... 6

ARTICLE IV.     WAIVERS............................................................................... 6

ARTICLE V.      LIENS; EASEMENTS; PARTIAL CONVEYANCES................................................. 7

ARTICLE VI.     MAINTENANCE AND REPAIR; ALTERATIONS, MODIFICATIONS AND ADDITIONS...................... 8
    6.1         Maintenance and Repair; Compliance With Law........................................... 8
    6.2         Alterations........................................................................... 9
    6.3         Title to Alterations.................................................................. 9

ARTICLE VII.    USE................................................................................... 9

ARTICLE VIII.   INSURANCE............................................................................ 10

ARTICLE IX.     ASSIGNMENT AND SUBLEASING............................................................ 11

ARTICLE X.      LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE............................................ 12
    10.1        Event of Loss........................................................................ 12
    10.2        Event of Taking...................................................................... 13
    10.3        Casualty............................................................................. 14
    10.4        Condemnation......................................................................... 14
    10.5        Verification of Restoration and Rebuilding........................................... 14
    10.6        Application of Payments.............................................................. 15
    10.7        Prosecution of Awards................................................................ 16
    10.8        Application of Certain Payments Not Relating to an Event of Taking................... 16
    10.9        Other Dispositions................................................................... 17
    10.10       No Rent Abatement.................................................................... 17

ARTICLE XI.     INTEREST CONVEYED TO LESSEES......................................................... 17


                                                (i)


                                                                                                    Page
                                                                                                    ----

ARTICLE XII.    EVENTS OF DEFAULT.................................................................... 18

ARTICLE XIII.   ENFORCEMENT.......................................................................... 22
    13.1        Remedies............................................................................. 22
    13.2        Remedies Cumulative; No Waiver; Consents............................................. 25

ARTICLE XIV.    SALE, RETURN OR PURCHASE OF LEASED PROPERTY; RENEWAL ................................ 25
    14.1        Lessee's Option to Purchase.......................................................... 25
    14.2        Conveyance to Lessee................................................................. 26
    14.3        Acceleration of Purchase Obligation.................................................. 27
    14.4        Determination of Purchase Price...................................................... 27
    14.5        Purchase Procedure................................................................... 27
    14.6        Option to Remarket................................................................... 28
    14.7        Rejection of Sale.................................................................... 31
    14.8        Return of Leased Property............................................................ 31
    14.9        Renewal.............................................................................. 32

ARTICLE XV.     LESSEE'S EQUIPMENT................................................................... 33

ARTICLE XVI.    RIGHT TO PERFORM FOR LESSEE.......................................................... 33

ARTICLE XVII.   MISCELLANEOUS........................................................................ 34
    17.1        Reports.............................................................................. 34
    17.2        Binding Effect; Successors and Assigns; Survival..................................... 34
    17.3        Quiet Enjoyment...................................................................... 34
    17.4        Notices.............................................................................. 35
    17.5        Severability......................................................................... 35
    17.6        Amendment; Complete Agreements....................................................... 36
    17.7        Construction......................................................................... 36
    17.8        Headings............................................................................. 36
    17.9        Counterparts......................................................................... 36
    17.10       GOVERNING LAW........................................................................ 36
    17.11       Discharge of a Lessee's Obligations by its Affiliates................................ 37
    17.12       Liability of Lessor Limited.......................................................... 37
    17.13       Estoppel Certificates................................................................ 38
    17.14       No Joint Venture..................................................................... 38
    17.15       No Accord and Satisfaction........................................................... 38
    17.16       No Merger............................................................................ 38
    17.17       Survival............................................................................. 39
    17.18       Chattel Paper........................................................................ 39
    17.19       Time of Essence...................................................................... 39
    17.20       Recordation of Lease................................................................. 39
    17.21       Investment of Security Funds......................................................... 39
    17.22       Ground Leases........................................................................ 40
    17.23       Land and Building.................................................................... 40


                                                (ii)


                                                                                                    Page
                                                                                                    ----

    17.24       Joint and Several.................................................................... 40



APPENDICES AND EXHIBITS
-----------------------

APPENDIX A        Defined Terms

EXHIBIT A         Lease Supplement

||


































                                      (iii)

      THIS MASTER LEASE AGREEMENT (as from time to time amended or supplemented, this "LEASE"), dated as of December 3, 1998, is among ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership (together with its successors and assigns hereunder, the "LESSOR"), as Lessor, WBP LEASING, INC., a Delaware corporation and certain other Subsidiaries of CORNELL CORRECTIONS, INC., a Delaware corporation, hereafter parties hereto (individually, together with its successors and permitted assigns hereunder, each a "LESSEE" and collectively the "LESSEES"), as Lessees.


                              PRELIMINARY STATEMENT

      A. Lessor will purchase, or acquire a leasehold interest in, from one or more third parties designated by the Construction Agent, on each Closing Date, certain parcels of real property to be specified by Lessee, together with any improvements thereon.

      B. Lessor desires to lease to each Lessee, and each Lessee desires to lease from Lessor, certain of such properties as described on the Lease Supplement(s) to which such Lessee is a party.

      C. If applicable, the Construction Agent will construct, or cause to be constructed, certain improvements on such parcels of real property which as constructed will be the property of Lessor and will become part of such property subject to the terms of this Lease.

      In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessees hereby agree as follows:


                                   ARTICLE I.
                                  DEFINITIONS

      Terms used herein and not otherwise defined shall have the meanings assigned thereto in APPENDIX A hereto for all purposes hereof.


                                  ARTICLE II.
                            LEASE OF LEASED PROPERTY


      Section 2.1 ACCEPTANCE AND LEASE OF PROPERTY. On each Closing Date for Land to be leased hereunder, Lessor, subject to the satisfaction or waiver of the conditions set forth in Section 3 of the Master Agreement, hereby agrees to accept title to and delivery on such Closing Date of such Land pursuant to the terms of the Master Agreement, together with any Building or other improvements thereon, and simultaneously to lease to the related Lessee hereunder for the Lease
Term, Lessor's interest in such Land and in such Building or other improvements, together with any Building which thereafter may be constructed thereon pursuant to the Construction Agency Agreement, and such related
Lessee hereby agrees, expressly for the direct benefit of Lessor, commencing on such Closing Date for the Lease Term, to lease from Lessor's interest in such Land to be delivered on such Closing Date together with Lessor's interest in any Building and other improvements thereon or which thereafter may be constructed thereon pursuant to the Construction Agency Agreement.

      Section 2.2 ACCEPTANCE PROCEDURE. Lessor hereby authorizes one or more employees of the related Lessee, to be designated by such Lessee, as the authorized representative or representatives of Lessor to accept delivery on behalf of Lessor of that Leased Property identified on the applicable Funding Request. Each Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by such Lessee on each Closing Date for property to be leased hereunder of a Lease Supplement in substantially the form of EXHIBIT A hereto (appropriately completed) shall, without further act, constitute the irrevocable acceptance by such Lessee of that Leased Property which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that such Leased Property, together with any Building or other improvements thereon or to be constructed thereon pursuant to the Construction Agency Agreement, shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of such Closing Date. The demise and lease of each Building pursuant to this SECTION 2.2 shall include any additional right, title or interest in such Building which may at any time be acquired by Lessor, the intent being that all right, title and interest of Lessor in and to such Building shall at all times be demised and leased to the related Lessee hereunder.


                                 ARTICLE III.
                                     RENT

      Section 3.1 BASIC RENT. Beginning with and including the first Payment Date occurring after the Initial Closing Date, each Lessee shall pay to the Syndication Agent the Basic Rent for the Leased Properties subject to the Lease Supplement(s) to which such Lessee is a party, in installments, payable in arrears on each Payment Date during the Lease Term, subject to Section 2.3(c) of the Master Agreement.

      Section 3.2 SUPPLEMENTAL RENT. Each Lessee shall pay to the Syndication Agent, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent on the date the same shall become due and payable and in the event of any failure on the part of such Lessee to pay any Supplemental Rent, the Syndication Agent shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. All Supplemental Rent to be paid pursuant to this SECTION 3.2 shall be payable in the type of funds and in the manner set forth in SECTION 3.3.

      Section 3.3 METHOD OF PAYMENT. Basic Rent shall be paid to the
Syndication Agent, and Supplemental Rent (including amounts due under ARTICLE XIV hereof) shall be paid to the Syndication Agent (or to such Person as may be entitled thereto) or, in each case, to such Person as the Syndication Agent (or such other Person) shall specify in writing to the related Lessee, and at such place as the Syndication Agent (or such other Person) shall specify in writing to the related Lessee, which specifications by the Syndication Agent shall be given by the Syndication Agent at least five (5) Business Days prior to the due date therefor. Each payment of Rent (including payments under ARTICLE XIV hereof) shall be made by the Lessees prior to 2:00 p.m. New York City time at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day.

      Section 3.4 LATE PAYMENT. If any Basic Rent shall not be paid on the date when due, the related Lessee shall pay to the Syndication Agent, as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate.

      Section 3.5 NET LEASE; NO SETOFF, ETC. This Lease is a net lease and notwithstanding any other provision of this Lease, each Lessee shall pay all Basic Rent and Supplemental Rent, and all costs, charges, taxes (other than taxes covered by the exclusion described in Section 7.4(b) of the Master Agreement), assessments and other expenses foreseen or unforeseen, for which such Lessee or any Indemnitee is or shall become liable by reason of such Lessee's or such Indemnitee's estate, right, title or interest in the Leased Properties, or that are connected with or arise out of the acquisition (except the initial costs of purchase by Lessor of its interest in any Leased Property, which costs, subject to the terms of the Master Agreement, shall be funded by the Funding Parties pursuant to the Master Agreement), construction (except costs to be funded under the Construction Agency Agreement), installation, possession, use, occupancy, maintenance, ownership, leasing, repairs and rebuilding of, or addition to, the Leased Properties or any portion thereof, and any other amounts payable hereunder and under the other Operative Documents without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and each Lessee's obligation to pay all such amounts throughout the Lease Term, including the Construction Term, is absolute and unconditional. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of any Leased Property or any part thereof, or the failure of any Leased Property to comply with all Applicable Law, including any inability to occupy or use any Leased Property by reason of such non-compliance; (b) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Leased Property or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of any Leased Property or any part thereof including eviction; (d) any defect in title to or rights to any Leased Property or any Lien on such title or rights or on any Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, the Syndication Agent or any Lender; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to any Lessee, Lessor, any Lender, the Syndication Agent or any other Person, or any action taken with respect to this Lease by any trustee or receiver of any Lessee, Lessor, any Lender, the Syndication Agent, any Ground Lessor or any other Person, or by any court, in any such proceeding; (g) any claim that any Lessee has or might have against any Person, including without limitation, Lessor, any vendor, manufacturer, contractor of or for any Leased Property or any part thereof, the Syndication Agent, any Ground Lessor, any Governmental Authority, or any Lender; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement; (i) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by any Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof whether or not related to the Transaction; (j) the impossibility or illegality of performance by any Lessee, Lessor or both; (k) any action by any court, administrative agency or other Governmental Authority; (l) any restriction, prevention or curtailment of or interference with the Construction or any use of any Leased Property or any part thereof; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not any Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in ARTICLES XIV or X of this Lease, this Lease shall be noncancellable by each Lessee in any circumstance whatsoever and each Lessee, to the extent permitted by Applicable Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by such Lessee hereunder. Each payment of Rent made by a Lessee hereunder shall be final and such Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, the Syndication Agent, any Lender or any party to any agreements related thereto for any reason whatsoever. Each Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Properties leased by it and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of either any Lessee or any subtenant of any Lessee on any account or for any reason whatsoever, other than solely by reason of Lessor's willful misconduct or gross negligence or failure to comply with this Lease or any other Operative Document.

      Section 3.6 CERTAIN TAXES. Without limiting the generality of SECTION
3.5, each Lessee agrees to pay when due all real estate taxes, personal property taxes, gross sales taxes, including any sales or lease tax imposed upon the rental payments hereunder or under a sublease, occupational license taxes, water charges, sewer charges, assessments of any nature and all other governmental impositions and charges of every kind and nature whatsoever (the "TAX(ES)"), when the same shall be due and payable without penalty or interest; PROVIDED, HOWEVER, that this Section shall not apply to any of the taxes covered by the exclusion described in Section 7.4(b) of the Master Agreement. It is the intention of the parties hereto that, insofar as the same may lawfully be done, Lessor shall be, except as specifically provided for herein, free from all expenses in any way related to the Leased Properties and the use and occupancy thereof. Any tax relating to a fiscal period of any taxing authority falling partially within and partially outside the Lease Term, shall be apportioned and adjusted between Lessor and the related Lessee. Each Lessee covenants to furnish Lessor and the Syndication Agent, upon the Syndication Agent's request, within forty-five (45) days after the last date when any tax must be paid by such Lessee as provided in this SECTION 3.6, official receipts of the appropriate taxing, authority or other proof satisfactory to Lessor, evidencing the payment thereof.

      So long as no Event of Default has occurred and is continuing, the related Lessee may defer payment of a tax so long as the validity or the amount thereof is contested by such Lessee with diligence and in good faith.

      Section 3.7 UTILITY CHARGES. Each Lessee agrees to pay or cause to be paid as and when the same are due and payable all charges for gas, water, sewer, electricity, lights, heat, power, telephone or other communication service and all other utility services used, rendered or supplied to, upon or in connection with the Leased Properties.


                                  ARTICLE IV.
                                    WAIVERS

      During the Lease Term, Lessor's interest in the Leased Properties, including the Building(s) (whether or not completed) and the Land, is demised and let by Lessor "AS IS" subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Properties, (c) any state of facts which an accurate survey or physical inspection might show (including the survey delivered on the related Closing Date), (d) all Applicable Law, and (e) any violations of Applicable Law which may exist upon or subsequent to the commencement of the Lease Term. EACH LESSEE ACKNOWLEDGES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE LEASED PROPERTIES, LESSOR IS NOT RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE BUILDING(S) OR ANY ALTERATIONS. NEITHER LESSOR, THE SYNDICATION AGENT NOR ANY LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTIES (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTIES (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER LESSOR, THE SYNDICATION AGENT NOR ANY LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW, except that Lessor hereby represents and warrants that each Leased Property is and shall be free of Lessor Liens, which warranty shall survive the termination of this Lease. As between Lessor and the Lessees, each Lessee has been afforded full opportunity to inspect each Leased
Property leased by it, is satisfied with the results of its inspections of such Leased Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the two preceding sentences, as between Lessor, the Syndication Agent or the Lenders on the one hand, and the Lessees, on the other, are to be borne by the Lessees. The provisions of this ARTICLE IV have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, the Syndication Agent or the Lenders, express or implied, with respect to the Leased Properties, that may arise pursuant to any law now or hereafter in effect, or otherwise.


                                  ARTICLE V.
                      LIENS; EASEMENTS; PARTIAL CONVEYANCES

      No Lessee shall directly or indirectly create, incur or assume, any Lien on or with respect to any Leased Property, the title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to a Lessee, or any of its contractors or agents or Alterations constructed by a Lessee, except, in all cases, Permitted Liens.

      Notwithstanding the foregoing paragraph, at the request of a Lessee, Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from such Lessee, and receipt of the materials specified in the next succeeding sentence, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements, including, without limitation, utility easements to facilitate the Lessees' use, development and construction of the Leased Properties, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Land or the Building(s) or any portion thereof, (iii) dedication or transfer of portions of the Land, not improved with a Building, for road, highway or other public purposes, (iv) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Land or the Building(s) or any portion thereof and (v) request to any Governmental Authority for platting or subdivision or replatting or resubdivision approval with respect to the Land or any portion thereof or any parcel of land of which the Land or any portion thereof forms a part or a request for any variance from zoning or other governmental requirements. Lessor's obligations pursuant to the preceding sentence shall be subject to the requirements that:

            (a) any such action shall be at the sole cost and expense of the requesting Lessee and such Lessee shall pay all actual and reasonable out-of-pocket costs of Lessor, the Syndication Agent and any Lender in connection therewith (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals reasonably retained by Lessor, the Syndication Agent or any Lender in connection with any such action),

            (b) the requesting Lessee shall have delivered to Lessor and Syndication Agent a certificate of a Responsible Officer of such Lessee stating that

                  (i) such action will not cause any Leased Property, the Land or any Building or any portion thereof to fail to comply in any material respect with the provisions of this Lease or any other Operative Documents, or to the best of such officer's knowledge, in any material respect with Applicable Law; and

                  (ii) such action will not materially reduce the Fair Market Sales Value, utility or useful life of any Leased Property, the Land or any Building nor Lessor's interest therein; and

            (c) in the case of any release or conveyance, if Lessor, the Syndication Agent or any Lender so reasonably requests, the requesting Lessee will cause to be issued and delivered to Lessor and the Syndication Agent by the Title Insurance Company an endorsement to the Title Policy pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policy will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the Title Policy has been released or conveyed by Lessor.


                                  ARTICLE VI.
                            MAINTENANCE AND REPAIR;
                   ALTERATIONS, MODIFICATIONS AND ADDITIONS

      Section 6.1 MAINTENANCE AND REPAIR; COMPLIANCE WITH LAW. Each Lessee, at its own expense, shall at all times (a) maintain each Leased Property leased by it in good repair and condition (subject to ordinary wear and tear), in accordance with prudent industry standards and, in any event, in no less a manner as other similar property owned or leased by any Lessee or its Affiliates, (b) make all Alterations in accordance with, and maintain (whether or not such maintenance requires structural modifications or Alterations) and operate and otherwise keep each Leased Property in compliance in all material respects with, all Applicable Laws and insurance requirements, and (c) make all material repairs, replacements and renewals of each Leased Property or any part thereof which may be required to keep such Leased Property in the condition required by the preceding CLAUSES (a) and (b). Each Lessee shall perform the foregoing maintenance obligations regardless of whether any Leased Property is occupied or unoccupied. Each Lessee waives any right that it may now have or hereafter acquire to (i) require Lessor, the Syndication Agent or any Lender to maintain, repair, replace, alter, remove or rebuild all or any part of any Leased Property or (ii) make repairs at the expense of Lessor, the Syndication Agent or any Lender pursuant to any Applicable Law or other agreements or otherwise. NEITHER LESSOR, THE SYNDICATION AGENT NOR ANY LENDER SHALL BE LIABLE TO ANY LESSEE OR TO ANY CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN, SUPPLIERS OR VENDORS FOR SERVICES PERFORMED OR MATERIAL PROVIDED ON OR IN CONNECTION WITH ANY LEASED PROPERTY OR ANY PART THEREOF. Neither Lessor, the Syndication Agent nor any Lender shall be required to maintain, alter, repair, rebuild or replace any Leased Property in any way.

      Section 6.2 ALTERATIONS. Each Lessee may, without the consent of Lessor, at such Lessee's own cost and expense, make Alterations which do not materially diminish the value, utility or useful life of any Leased Property.

      Section 6.3 TITLE TO ALTERATIONS. Title to all Alterations shall without further act vest in Lessor (subject to Lessee's right to remove trade fixtures, personal property and equipment, the removal of which will not cause material damage to the Leased Property and which were not acquired with funds advanced by Lessor or any Lender) and shall be deemed to constitute a part of the Leased Properties and be subject to this Lease.


                                 ARTICLE VII.
                                     USE

      Each Lessee may use each Leased Property leased by it or any part thereof for any lawful purpose, provided that such use does not materially violate or conflict with, or constitute or result in a material default under, any Applicable Law or any insurance policy required hereunder. In the event any Lessee's use substantially changes the character of any Building in a manner or to an extent that, in Lessor's or the Lenders' reasonable opinion, adversely affects the Fair Market Sales Value and/or marketability of such Building, such Lessee shall, upon the termination or expiration of this Lease unless such Lessee purchases the Leased Property pursuant to the provisions of ARTICLE XIV hereof, at Lessor's request, either restore such Leased Property to its general character at the Completion Date therefor, in the case of new Construction, or the related Funding Date (ordinary wear and tear excepted) or indemnify Lessor for any reduction in such Fair Market Sales Value or marketability. No Lessee shall commit or permit any waste of any Leased Property or any material part thereof.


                                 ARTICLE VIII.
                                   INSURANCE

            (a) At any time during which any part of any Building or any Alteration is under construction and as to any part of any Building or any Alteration under construction, the related Lessee shall maintain, or cause to be maintained, at its sole cost and expense, as a part of its blanket policies or otherwise, "all risks" non-reporting completed value form of builder's risk insurance.

            (b) During the Lease Term, Lessee shall maintain, at its sole cost and expense, as a part of its blanket policies or otherwise, insurance against loss or damage to any Building by fire and other risks, including comprehensive boiler and machinery coverage, on terms and in amounts no less favorable than insurance covering other similar properties owned or leased by Lessee and that are in accordance with prudent industry practice, but in no event less than the replacement cost of such Building from time to time.

            (c) During the Lease Term, each Lessee shall maintain, at its sole cost and expense, commercial general liability insurance with respect to the Leased Properties, as is ordinarily procured by prudent Persons who own or operate similar properties in the same geographic area, and in any event in an amount equal to at least $10,000,000 per occurrence. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by the Company or its Affiliates with respect to similar properties that it owns or leases and that are in accordance with prudent industry practice. Such insurance policies shall also provide that each Lessee's insurance shall be considered primary insurance. Nothing in this
ARTICLE VIII shall
prohibit Lessor, the Syndication Agent or any Lender from carrying at its own expense other insurance on or with respect to the Leased Properties, PROVIDED that any insurance carried by Lessor, the Syndication Agent or any Lender shall not prevent any Lessee from carrying the insurance required hereby.

            (d) Each policy of insurance maintained by a Lessee pursuant to CLAUSES (a) and (b) of this ARTICLE VIII shall provide that all insurance proceeds in respect of any loss or occurrence shall be adjusted by such Lessee, except if, and for so long as an Event of Default exists, all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Syndication Agent (or Lessor if the Loans have been fully paid) for application pursuant to this Lease.

            (e) On the Closing Date for each Leased Property, on the Completion Date for each Leased Property and on each anniversary of the Initial Closing Date, each Lessee shall furnish Lessor with certificates showing the insurance required under this ARTICLE VIII to be in effect and naming Lessor, the Syndication Agent and the Lenders as additional insureds. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Lessor and the Syndication Agent in the event of cancellation or expiration or nonpayment of premium with respect to such insurance, and shall include a customary breach of warranty clause. Lessee shall provide evidence to Lessor and the Syndication Agent that each insurance policy required by this ARTICLE VIII has been renewed or replaced prior to the scheduled expiration date therefor.

            (f) Each policy of insurance maintained by a Lessee pursuant to this ARTICLE VIII shall (i) contain the waiver of any right of subrogation of the insurer against Lessor, the Syndication Agent and the Lenders, and (ii) provide that in respect of the interests of Lessor, the Syndication Agent and the Lenders, such policies shall not be invalidated by any fraud, action, inaction or misrepresentation of any Lessee or any other Person acting on behalf of any Lessee.

            (g) All insurance policies carried in accordance with this
ARTICLE VIII shall be maintained with insurers rated at least A by A.M. Best & Company (or, with respect to professional liability insurance only, an equivalent rating by a European equivalent of A.M. Best), and in all cases the insurer shall be qualified to insure risks in the State where each Leased Property is located.

                                  ARTICLE IX.
                            ASSIGNMENT AND SUBLEASING

      No Lessee may assign any of its right, title or interest in, to or under this Lease, except (i) to the Company or another Subsidiary of the Company and (ii) as set forth in the following sentence. Each Lessee may sublease all or any portion of any Leased Property, PROVIDED that (a) all obligations of such Lessee shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no sublease had been made; (b) such sublease shall be expressly subject and subordinate to this Lease, the Loan Agreement and the other Operative Documents; and (c) each such sublease shall terminate on or before the Lease Termination Date. Each Lessee shall give the Syndication Agent and Lessor prompt written notice of any such assignment or sublease.

      Except pursuant to an Operative Document, this Lease shall not be mortgaged or pledged by any Lessee, nor shall any Lessee mortgage or pledge any interest in any Leased Property or any portion thereof. Any such mortgage or pledge shall be void. Lessor may not assign its interests in this Lease or the Leased Properties except to the Syndication Agent in accordance with the Operative Documents and except in accordance with the Master Agreement.

      In the event a Lien or other matter affecting title to the Leased Property arises and it is a matter with respect to which Lessor is entitled to make a claim under the terms of the title insurance policy covering the Leased Property, Lessor shall be obligated to remove or discharge, or pay to the related Lessee, the amount incurred by such Lessee in removing and discharging such matter to the extent (and only to the extent) of any proceeds, damages or other amounts paid to Lessor under said title policy ("TITLE POLICY PROCEEDS"). In that connection, if such matter is discovered, Lessor, upon the related Lessee's reasonable request and at such Lessee's expense, will make such claims or institute such proceedings as are appropriate under the terms of such title policy to cause the title insurer thereunder to either remove such matter or pay any Title Policy Proceeds in respect of such matter. In the event Lessor is paid any Title Policy Proceeds as a result of such claim or proceeding prior to the time that the related Lessee discharges such matter, Lessor shall apply the Title Policy Proceeds in the payment of amounts necessary to remove and discharge such matter to the extent of such proceeds. In the event that Lessor is paid any Title Policy Proceeds after the related Lessee discharges such matter, then Lessor agrees to reimburse such Lessee to the extent (and only to the extent) of any proceeds, damages or other amounts paid to

Lessor as Title Policy Proceeds for any amounts paid by such Lessee to remove or discharge any such matter, including, without limitation, expenses incurred by such Lessee in causing such matter to be removed or discharged.


                                  ARTICLE X.
                   LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

      Section 10.1 EVENT OF LOSS. Any event (i) which would otherwise constitute a Casualty during the Base Term, and (ii) as to which the related Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer's Certificate notifying Lessor of such event and of such Lessee's decision not to rebuild such Leased Property, shall constitute an "EVENT OF LOSS". In the case of any other event which constitutes a Casualty, the related Lessee shall restore such Leased Property pursuant to SECTION
10.3. If an Event of Loss other than an Event of Taking shall occur, the related Lessee shall pay to Lessor on the later of (i) the 60th day and (ii) the next Payment Date following delivery of the Officer's Certificate pursuant to CLAUSE (iii) above an amount equal to the related Leased Property Balance. Upon Lessor's receipt of such Leased Property Balance on such date, Lessor shall cause Lessor's interest in such Leased Property to be conveyed to the related Lessee in accordance with and subject to the provisions of
SECTION 14.5 hereof; upon completion of such purchase, but not prior thereto, this Lease with respect to such Leased Property and all obligations hereunder with respect to such Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

      Upon the consummation of the purchase of any Leased Property pursuant to this SECTION 10.1, any proceeds derived from insurance required to be maintained by the related Lessee pursuant to this Lease for any Leased Property remaining after payment of such purchase price shall be paid over to, or retained by, such Lessee or as it may direct, and Lessor shall assign to such Lessee, without warranty, all of Lessor's rights to and interest in such insurance required to be maintained by such Lessee pursuant to this Lease.

      Section 10.2 EVENT OF TAKING. Any event (i) which constitutes a Condemnation of all of, or substantially all of, a Leased Property, or (ii)
(A) which would otherwise constitute a Condemnation, and (B) as to which the related Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer's Certificate notifying Lessor of such event and of such Lessee's decision not to restore such Leased Property, shall constitute an "EVENT OF TAKING". In the case of any other event which constitutes a Condemnation, the related Lessee shall restore and rebuild such Leased Property pursuant to
SECTION 10.4. If an Event of Taking shall occur, the related Lessee shall pay to Lessor (1) on the later of (A) the 60th day and (B) the next Payment Date following the occurrence of such Event of Taking, in the case of an Event of Taking described in CLAUSE (i) above, or (2) on the later of (A) the 60th day and (B) the next Payment Date following delivery of the Officer's Certificate pursuant to CLAUSE (ii) above, in the case of an Event of Taking described in CLAUSE (ii) above, an amount equal to the related Leased Property Balance. Upon Lessor's receipt of such Leased Property Balance on such date, Lessor shall cause Lessor's interest in such Leased Property to be conveyed to the related Lessee in accordance with and subject to the provisions of SECTION
14.5 hereof (provided that such conveyance shall be subject to all rights of the condemning authority); upon completion of such purchase, but not prior thereto, this Lease with respect to such Leased Property and all obligations hereunder with respect to such Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

      Upon the consummation of the purchase of such Leased Property pursuant to this SECTION 10.2, all Awards received by Lessor, after deducting any reasonable costs incurred by Lessor in collecting such Awards, received or payable on account of an Event of Taking with respect to such Leased Property during the related Lease Term shall be paid to the related Lessee, and all rights of Lessor in Awards not then received shall be assigned to Lessee by Lessor.

      Section 10.3 CASUALTY. If a Casualty shall occur, the related Lessee shall rebuild and restore the affected Leased Property, will complete the same prior to the Lease Termination Date, and will cause the condition set forth in Section 3.5 (c) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date, regardless of whether insurance proceeds received as a result of such Casualty are sufficient for such purpose.

      Section 10.4 CONDEMNATION. If a Condemnation shall occur, the related Lessee shall rebuild and restore the affected Leased Property, will complete the same prior to the Lease Termination

Date, and will cause the condition set forth in Section 3.5 (c) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date.

      Section 10.5 VERIFICATION OF RESTORATION AND REBUILDING. In the event of Casualty or Condemnation, to verify the related Lessee's compliance with the foregoing SECTION 10.3 or 10.4, as appropriate, Lessor, the Syndication Agent, the Lenders and their respective authorized representatives may, upon five (5) Business Days' notice to such Lessee, make inspections of the affected Leased Property with respect to (i) the extent of the Casualty or Condemnation and (ii) the restoration and rebuilding of the related Building and the Land. All actual and reasonable out-of-pocket costs of such inspections incurred by Lessor, the Syndication Agent or any Lender will be paid by the related Lessee promptly after written request. No such inspection shall unreasonably interfere with the related Lessee's operations or the operations of any other occupant of such Leased Property. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of making or not making any such inspection or inquiry.

      Section 10.6 APPLICATION OF PAYMENTS. All proceeds (except for payments under insurance policies maintained other than pursuant to ARTICLE VIII of this Lease) received at any time by Lessor, any Lessee or the Syndication Agent from any Governmental Authority or other Person with respect to any Condemnation or Casualty to any Leased Property or any part thereof or with respect to an Event of Loss or an Event of Taking, PLUS the amount of any payment that would have been due from an insurer but for a Lessee's self-insurance or deductibles ("LOSS PROCEEDS"), shall (except to the extent
SECTION 10.9 applies) be applied as follows:

            (a) In the event the related Lessee purchases such Leased Property pursuant to SECTION 10.1 or SECTION 10.2, such Loss Proceeds shall be applied as set forth in SECTION 10.1 or SECTION 10.2, as the case may be;

            (b) In the event of a Casualty at such time when no Event of Default has occurred and is continuing and the related Lessee is obligated to repair and rebuild such Leased Property pursuant to SECTION 10.3, such Lessee may, in good faith and subsequent to the date of such Casualty, certify to Lessor and to the applicable insurer that no Event of Default has occurred and is continuing, in which event the applicable insurer shall pay the Loss Proceeds to Lessee;

            (c) In the event of a Condemnation at such time when no Event of Default has occurred and is continuing and the related Lessee is obligated to repair and rebuild such Leased Property pursuant to SECTION 10.4, such Lessee may, in good faith and subsequent to the date of such Condemnation, certify to Lessor and the Syndication Agent that no Event of Default has occurred and is continuing, in which event the applicable Award shall be paid over to such Lessee; and

            (d)   As provided in SECTION 10.8, if such section is applicable.

      During any period of repair or rebuilding pursuant to this ARTICLE X, this Lease will remain in full force and effect and Basic Rent shall continue to accrue and be payable without abatement or reduction. Each Lessee shall maintain records setting forth information relating to the receipt and application of payments in accordance with this SECTION 10.6. Such records shall be kept on file by each Lessee at its offices and shall be made available to Lessor, the Lenders and the Syndication Agent upon request.

      Section 10.7 PROSECUTION OF AWARDS. (a) If any Condemnation shall occur, the related Lessee shall give to Lessor and the Syndication Agent promptly, but in any event within thirty (30) days after the occurrence thereof, written notice of such occurrence and the date thereof, generally describing the nature and extent of such Condemnation. With respect to any Event of Taking or any Condemnation, the related Lessee shall control the negotiations with the relevant Governmental Authority as to any proceeding in respect of which Awards are required, under SECTION 10.6, to be assigned or released to such Lessee, unless an Event of Default shall have occurred and be continuing, in which case
(i) the Syndication Agent (or Lessor if the Loans have been fully paid) shall control such negotiations; and (ii) such Lessee hereby irrevocably assigns, transfers and sets over to Lessor all rights of such Lessee to any Award on account of any Event of Taking or any Condemnation and, if there will not be separate Awards to Lessor and such Lessee on account of such Event of Taking or Condemnation, irrevocably authorizes and empowers the Syndication Agent (or Lessor if the Loans have been fully paid) during the continuance of an Event of Default, with full power of substitution, in the name of such Lessee or otherwise (but without limiting the obligations of such Lessee under this ARTICLE X), to file and prosecute what would otherwise be such Lessee's claim for any such Award and to collect, receipt for and retain the same. In any event Lessor and the Syndication Agent may participate in such negotiations, and no settlement will be made without the prior consent of the Syndication Agent (or Lessor if the Loans have been fully paid), not to be unreasonably withheld.

      (b) Notwithstanding the foregoing, each Lessee may prosecute, and Lessor shall have no interest in, any claim with respect to such Lessee's personal property and equipment not financed by or otherwise property of Lessor, business interruption or similar award and such Lessee's relocation expenses.

      Section 10.8 APPLICATION OF CERTAIN PAYMENTS NOT RELATING TO AN EVENT OF TAKING. In case of a requisition for temporary use of all or a portion of any Leased Property which is not an Event of Taking, this Lease shall remain in full force and effect with respect to such Leased Property, without any abatement or reduction of Basic Rent, and the Awards for such Leased Property shall, unless an Event of Default has occurred and is continuing, be paid to the related Lessee.

      Section 10.9 OTHER DISPOSITIONS. Notwithstanding the foregoing provisions of this ARTICLE X, so long as an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, a Lessee pursuant to this ARTICLE X shall be paid to the Syndication Agent (or Lessor if the Loans have been fully paid) as security for the obligations of the Lessees under this Lease and, at such time thereafter as no Event of Default shall be continuing, such amount shall be paid promptly to the related Lessee to the extent not previously applied by Lessor or the Syndication Agent in accordance with the terms of this Lease or the other Operative Documents.

      Section 10.10 NO RENT ABATEMENT. Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of any Leased Property, and each Lessee shall continue to perform and fulfill all of such Lessee's obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Termination Date.

                                  ARTICLE XI.
                          INTEREST CONVEYED TO LESSEES

      The Lessees intend that this Lease be treated, for accounting purposes, as an operating lease. For purposes of federal, state and local income or franchise taxes and for any other tax imposed on or measured by income, and for commercial and bankruptcy law purposes, the Lessees and Lessor intend that the transaction represented by this Lease be treated as a financing transaction; for such purposes, it is the intention of the parties hereto (i) that this Lease be treated as a mortgage or deed of trust (whichever is applicable in the jurisdictions in which the Leased Properties are located) and security agreement, encumbering the Leased Properties, and that each Lessee, as grantor, hereby grants, conveys, mortgages, assigns and transfers to Lessor, as mortgagee or beneficiary and secured party, or any successor thereto, a first and paramount Lien on each Leased Property in which such Lessee has an interest, (ii) that Lessor shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee, deed of trust beneficiary or secured party available under Applicable Law to take possession of and sell (whether by foreclosure or otherwise) any Leased Property, (iii) that the effective date of such mortgage, security deed or deed of trust shall be the effective date of this Lease, (iv) that the recording of this Lease or a Lease Supplement shall be deemed to be the recording of such mortgage, security deed or deed of trust, and (v) that the obligations secured by such mortgage, security deed or deed of trust shall include the Funded Amounts and all Basic Rent and Supplemental Rent hereunder and all other obligations of and amounts due from each Lessee hereunder and under the Operative Documents.


                                 ARTICLE XII.
                                EVENTS OF DEFAULT

      The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (a) any Lessee shall fail to make any payment of Basic Rent when due, and such failure shall continue for five (5) or more Business Days;

      (b) any Lessee shall fail to make any payment of Rent (other than Basic Rent and other than as set forth in CLAUSE (c) or any other amount payable hereunder or under any of the other Operative Documents (other than Basic Rent and other than as set forth in CLAUSE (c)), and such failure shall continue for a period of ten (10) days; or

      (c) any Lessee shall fail to pay the Funded Amount or Lease Balance when due pursuant to SECTION 10.1, 10.2, 14.1 or 14.2, or any Lessee shall fail to pay the Recourse Deficiency Amount when required pursuant to ARTICLE XIV or the Construction Syndication Agent shall fail to make any payment when due under the Construction Agency Agreement within five (5) Business Days after it was due; or

      (d) any Lessee shall fail to maintain insurance as required by ARTICLE VIII hereof, and such failure shall continue until the earlier of (i) thirty
(30) days after written notice thereof from Lessor and (ii) the day immediately preceding the date on which any applicable insurance coverage would otherwise lapse or terminate; or

      (e) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $100,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

      (f) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Lessee or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in CLAUSE (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in CLAUSE (i), (ii), or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

      (g) Any representation or warranty by the Company, any Lessee or any other Obligor in any Operative Document or in any certificate or document delivered to Lessor, the Syndication Agent or any Lender pursuant to any Operative Document shall have been false or misleading in any material respect when made; or

      (h) The Company or any Lessee shall fail in any material respect to timely, perform or observe any covenant, condition or agreement (not included in the other clauses of this ARTICLE XII) to be performed or observed by it hereunder or under any other Operative Document and such failure shall continue for a period of thirty (30) days after the Company's or such Lessee's receipt of written notice thereof from Lessor, the Syndication Agent or any Lender; or

      (i) A final judgment or judgments for the payment of money in an amount in excess of $100,000 shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or such Subsidiary (as the case may be) shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

      (j) An event or condition specified in Section 5.1(a) (viii) of the Master Agreement shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Combined Determination Parties, would (either individually or in the aggregate) have a Material Adverse Effect; or

      (k) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries, or any predecessor in interest of the Lessee or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Required Lenders is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

      (l)   Any of the following:

               (i) 15 Business Days shall have elapsed after any material Correctional and Detention Facility Contract shall have been terminated and shall not have been renewed on substantially the same terms or terms more favorable to the Obligors (unless during such 15 Business Day period the Company shall have demonstrated to the satisfaction of the Syndication Agent and each Funding Party that such termination will not have a Material Adverse Effect); or

              (ii) the payment terms of any material Correctional and Detention Facility Contract shall be modified or any other terms of any material Correctional and Detention Facility Contract shall be modified in any respect which the Combined Determination Parties determine could reasonably be expected to have a Material Adverse Effect; or

             (iii) any Obligor shall default in the performance of any of its material obligations under any material Correctional and Detention Facility Contract; or

              (iv) any party to any Correctional and Detention Facility Contract (other than an Obligor) shall default in the performance of any of its material obligations thereunder; or

               (v) an event or condition of the type described in PARAGRAPH (f) above shall occur or exist with respect to any party to any material Correctional and Detention Facility Contract (other than an Obligor); or

              (vi) any relevant legislature or administrative body shall fail to appropriate any material amount of funds in respect of any material Correctional and Detention Facility Contract

      (for purposes of this CLAUSE (l) and the following CLAUSE (m), a Correctional and Detention Facility Contract shall be deemed to be "material" if the failure of the Obligors to receive the amounts stated to be due and owing thereunder could reasonably be expected to have a Material Adverse Effect); or

      (m) Any Use Permit relating to a material Correctional and Detention Facility Agreement shall be revoked, withdrawn or otherwise terminated; or any Use Permit relating to a material Correctional and Detention Facility Agreement shall be modified, amended or supplemented in a way which the Combined Determination Parties determine could have a Material Adverse Effect.


                                 ARTICLE XIII.
                                  ENFORCEMENT

      Section 13.1 REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Lessor may do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default (including, without limitation, the obligation of the Lessees to purchase the Leased Properties as set forth in SECTION 14.3):

      (a) Lessor may, by notice to the Company, rescind or terminate this Lease as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of any Leased Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to the Company, (B) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing

Event of Default, and (C) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of any Leased Property shall be valid unless the same be made in writing and executed by Lessor;

      (b) Lessor may (i) demand that the Lessees, and the Lessees shall upon the written demand of Lessor, return the Leased Properties promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, ARTICLES VI and XIV hereof as if the Leased Properties were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of any Lessee for any costs and expenses incurred by such Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Properties, and to the extent and in the manner permitted by Applicable Law, enter upon any Leased Property and take immediate possession of (to the exclusion of each Lessee) any Leased Property or any part thereof and expel or remove Lessee and any other person who may be occupying such Leased Property, by summary proceedings or otherwise, all without liability to any Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, the Lessees shall be responsible for the actual and reasonable costs and expenses of reletting, including brokers' fees and the reasonable costs of any alterations or repairs made by Lessor;

      (c) Lessor may (i) sell all or any part of any Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of any Lessee and without any duty to account to any Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by CLAUSE (ii) below if Lessor shall elect to exercise its rights thereunder) in which event the Lessees' obligation to pay Basic Rent for such Leased Property hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Lessor shall so elect, demand that Lessee pay to Lessor, and the Lessees shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (a) the excess, if any, of (1) the sum of (A) all Rent due and unpaid to and including such Payment Date and (B) the Funded Amounts with respect to such Leased Property, computed as of such date, over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by Lessor, the Syndication Agent or any Lender incident to such conveyance (including, without limitation, all costs, expenses, fees, premiums and taxes described in SECTION 14.5(b))); PLUS (b) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

      (d) Lessor may, at its option, not terminate this Lease, and continue to collect all Basic Rent, Supplemental Rent, and all other amounts (including, without limitation, the Funded Amount) due Lessor (together with all costs of collection) and enforce the Lessees' obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of any Leased Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease with respect thereto and may make such reasonable alterations and necessary repairs in order to relet such Leased Property, and relet such Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to the Lessees' obligations hereunder in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion; it being agreed that under no circumstances shall any Lessee benefit from its default from any increase in market rents. If such rentals received from such reletting during any Rent Period are less than the Rent to be paid during that Rent Period by the Lessees hereunder, the Lessees, jointly and severally, shall pay any deficiency, as calculated by Lessor, to Lessor on the Payment Date for such Rent Period;

      (e) If any Leased Property has not been sold, Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under PARAGRAPH (b), (c) or (d) of this ARTICLE XIII with respect to such Leased Property, demand, by written notice to the related Lessee specifying a date (the "FINAL RENT PAYMENT DATE") not earlier than 30 days after the date of such notice, that such Lessee purchase, on the Final Rent Payment Date, such Leased Property in accordance with the provisions of SECTIONS 14.2, 14.4 and 14.5; PROVIDED, HOWEVER, that such purchase shall occur on the date set forth in such notice, notwithstanding the provision in
SECTION 14.2 calling for such purchase to occur on the Lease Termination Date;

      (f) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any Rent Period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent Rent Period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term; or

      (g) Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Event of Default, be required to pay to, or turn over to, a Lessee pursuant to the terms of this Lease.

      (h) Until such time as Lessor commences material preparations for the sale or re-lease of the Leased Properties, the Lessees may purchase all, but not less than all, of the Leased Properties for the Lease Balance, plus any amounts due pursuant to Section 7.5(f) of the Master Agreement. Such purchase shall be made in accordance with SECTION 14.5 upon not less than five (5) Business Days' written notice (which shall be irrevocable) to Lessor, which notice shall set forth the date of purchase (which shall be a date no later than 10 Business Days from the date of such notice).

      (i) Notwithstanding the foregoing, in the case of remedies related solely to an Event of Default pursuant to CLAUSE (i) of ARTICLE XII, the Lessees shall only be obligated to make payments with respect to the Leased Properties in an amount equal to the sum of (i) all accrued and unpaid Rent, PLUS (ii) the Recourse Deficiency Amount. The Lessees shall make such payment within 30 days of demand therefor by Lessor, and shall return the Leased Properties to Lessor in accordance with SECTION 14.8.

      Section 13.2 REMEDIES CUMULATIVE; NO WAIVER; CONSENTS. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of any Lessee or to be an acquiescence therein. Lessor's consent to any request made by any Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Potential Event of Default or Event of Default. To the extent permitted by Applicable Law, each Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use any Leased Property or part thereof in mitigation of Lessor's damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this ARTICLE XIII.


                                 ARTICLE XIV.
             SALE, RETURN OR PURCHASE OF LEASED PROPERTY; RENEWAL

      Section 14.1 LESSEE'S OPTION TO PURCHASE. (a) Subject to the terms, conditions and provisions set forth in this ARTICLE XIV, each Lessee shall have the option (the "PURCHASE OPTION"), to be exercised as set forth below, to purchase from Lessor, Lessor's interest in all of the Leased Properties leased by it; PROVIDED that, such option must be exercised with respect to all, but not less than all, of the Leased Properties under all of the Lease Supplements. Such option must be exercised by written notice to Lessor not later than twelve months prior to the Lease Termination Date which notice shall be irrevocable; such notice shall specify the date that such purchase shall take place, which date shall be a Rent Payment Date occurring not less than thirty (30) days after such notice or the Lease Termination Date (whichever is earlier). If the Purchase Option is exercised pursuant to the foregoing, then, subject to the provisions set forth in this ARTICLE XIV, on the applicable purchase date or the Lease Termination Date, as the case may be, Lessor shall convey to each Lessee, without recourse or warranty (other than as to the absence of Lessor Liens) and each Lessee shall purchase from Lessor, Lessor's interest in the Leased Properties leased by such Lessee. The exercise by any Lessee of the Purchase Option hereunder shall be deemed to be an exercise of the Purchase Option by each other Lessee hereunder.

      (b) Subject to the terms, conditions and provisions set forth in this
ARTICLE XIV, and provided no Event of Default has occurred and is continuing, each Lessee shall have the option (the "PARTIAL PURCHASE OPTION"), to be exercised as set forth below, to purchase from Lessor Lessor's interest in any Leased Property leased by such Lessee. Such option must be exercised by written notice to Lessor, which notice shall be irrevocable; such notice shall specify the Leased Property to be purchased and the date that such purchase shall take place, which date shall be a Rent Payment Date occurring not less than thirty (30) days after such notice. If a Partial Purchase Option is exercised pursuant to the foregoing, subject to the provisions set forth in this ARTICLE XIV, on the applicable purchase date or the Lease Termination Date, as the case may be, Lessor shall convey to the related Lessee, and the related Lessee shall purchase from Lessor, Lessor's interest in the Leased Property that is the subject of such Partial Purchase Option pursuant to SECTION 14.5.

      (c) Notwithstanding any Lessee's exercise of a Partial Purchase Option or the Purchase Option, the parties intend that this Lease shall remain in full force and effect and that Rent shall continue to be payable pending the consummation of such purchase by such Lessee.

      Section 14.2 CONVEYANCE TO LESSEE. Unless (a) the Lessees shall have properly exercised the Purchase Option and purchased the Leased Properties pursuant to SECTION 14.1(a) hereof, or (b) the Lessees shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of SECTION 14.6 hereof, then, subject to the terms, conditions and provisions set forth in this ARTICLE XIV, each Lessee shall purchase from Lessor, and Lessor shall convey to each Lessee, on the Lease Termination Date all of Lessor's interest in the Leased Properties leased to such Lessee. Any Lessee may designate, in a notice given to Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee to whom the conveyance shall be made (if other than to such Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; PROVIDED, HOWEVER, that such designation of a transferee shall not cause any Lessee to be released, fully or partially, from any of its obligations under this Lease.

      Section 14.3 ACCELERATION OF PURCHASE OBLIGATION. The Lessees shall be obligated to purchase Lessor's interest in the Leased Properties immediately, automatically and without notice upon the occurrence of any Event of Default specified in CLAUSE (f) of ARTICLE XII, for the purchase price set forth in
SECTION 14.4. Upon the occurrence and during the continuance of any other Event of Default, Lessees shall be obligated to purchase Lessor's interest in the Leased Properties for the purchase price set forth in SECTION 14.4 upon notice of such obligation from Lessor.

      Section 14.4 DETERMINATION OF PURCHASE PRICE. Upon the purchase by the Lessees of Lessor's interest in the Leased Properties upon the exercise of the Purchase Option or pursuant to SECTION 14.2 or 14.3, the aggregate purchase price for all of the Leased Properties shall be an amount equal to the Lease Balance as of the closing date for such purchase, PLUS any amount due pursuant to Section 7.5(f) of the Master Agreement as a result of such purchase. Upon the purchase by a Lessee of Lessor's interest in a Leased Property upon the exercise of a Partial Purchase Option, the purchase price for such Leased Property shall be an amount equal to the Leased Property Balance for such Leased Property as of the closing date for such purchase, PLUS any amount due pursuant to Section 7.5(f) of the Master Agreement as a result of such purchase.

      Section 14.5 PURCHASE PROCEDURE. (a) If a Lessee shall purchase Lessor's interest in a Leased Property pursuant to any provision of this Lease, (i) such Lessee shall accept from Lessor and Lessor shall convey such Leased Property by a duly executed and acknowledged special or limited warranty deed and bill of sale of such Leased Property in recordable form,
(ii) upon the date fixed for any purchase of Lessor's interest in a Leased Property hereunder, the related Lessee(s) shall pay to the order of the Syndication Agent (or Lessor if the Loans have been paid in full) the Lease Balance or Leased Property Balance, as applicable, plus any amount due pursuant to Section 7.5 of the Master Agreement as a result of such purchase by wire transfer of immediately available funds, and (iii) Lessor will execute and deliver to the related Lessee such other documents, including releases, termination agreements and termination statements, as may be legally required or as may be reasonably requested by such Lessee in order to effect such conveyance, free and clear of Lessor Liens and the Liens of the Operative Documents.

      (b) Each Lessee shall, at such Lessee's sole cost and expense, obtain all required governmental and regulatory approval and consents and in connection therewith shall make such filings as required by Applicable Law; in the event that Lessor is required by Applicable Law to take any action in connection with such purchase and sale, the Lessees shall pay prior to transfer all costs incurred by Lessor in connection therewith. Without limiting the foregoing, all costs incident to such conveyance, including, without limitation, each Lessee's attorneys' fees, Lessor's attorneys' fees, commissions, each Lessee's and Lessor's escrow fees, recording fees, title insurance premiums and all applicable documentary transfer or other transfer taxes and other taxes required to be paid in order to record the transfer documents that might be imposed by reason of such conveyance and the delivery of such deed shall be borne entirely by and paid by the Lessees.

      (c) Upon expiration or termination of this Lease resulting in conveyance of Lessor's interest in the title to the Leased Properties the to Lessees, there shall be no apportionment of rents (including, without limitation, water rents and sewer rents), taxes, insurance, utility charges or other charges payable with respect to the Leased Properties, all of such rents, taxes, insurance, utility or other charges due and payable with respect to the Leased Properties prior to termination being payable by the Lessees hereunder and all due after such time being payable by the Lessees as the then owner of the Leased Properties.

      Section 14.6 OPTION TO REMARKET. Subject to the fulfillment of each of the conditions set forth in this SECTION 14.6, and provided that no Lessee has exercised a Partial Purchase Option, the Lessees shall have the option to market all of, but not less than all of, the Leased Properties for Lessor (the "REMARKETING OPTION").

      The Lessees' effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which, unless waived in writing by Lessor and the Lenders, shall render the Remarketing Option and the Lessees' exercise thereof null and void, in which event, each Lessee shall be obligated to perform its obligations under SECTION 14.2.

            (a) Not later than twelve months prior to the Lease Termination Date, the Company shall give to Lessor and the Syndication Agent written notice of the Lessees' exercise of the Remarketing Option.

            (b) Not later than ten (10) Business Days prior to the Lease Termination Date, each Lessee shall deliver to Lessor and the Syndication Agent an environmental assessment of each Leased Property leased by it dated not later than forty-five (45) days prior to the Lease Termination Date. Such environmental assessment shall be prepared by an environmental consultant selected by the Required Funding Parties, shall be in form, detail and substance reasonably satisfactory to the Required Funding Parties, and shall otherwise indicate the environmental condition of each Leased Property to be the same as described in the related Environmental Audit.

            (c) On the date of the Company's notice to Lessor and the Syndication Agent of the Lessees' exercise of the Remarketing Option, each of the Construction Conditions shall have been timely satisfied and no Event of Default or Potential Event of Default shall exist, and thereafter, no Event of Default or Potential Event of Default shall exist under this Lease.

            (d) Each Lessee shall have completed all Alterations, restoration and rebuilding of the Leased Properties leased by it pursuant to SECTIONS 6.1, 6.2, 10.3 and 10.4 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to said SECTIONS, in each case by the date on which Lessor and the Syndication Agent receive the Company's notice of the Lessee's exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within any Lessee's control.

            (e) Each Lessee shall promptly provide any maintenance records relating to each Leased Property leased by it to Lessor, the Syndication Agent and any potential purchaser upon request, and shall otherwise do all things necessary to deliver possession of such Leased Property to the potential purchaser. Each Lessee shall allow Lessor, the Syndication Agent and any potential purchaser access to any Leased Property for the purpose of inspecting the same.

            (f) On the Lease Termination Date, each Lessee shall surrender the Leased Properties leased by it in accordance with SECTION 14.8 hereof.

            (g) In connection with any such sale of the Leased Properties, each Lessee will provide to the purchaser all customary "seller's" indemnities requested by the potential purchaser (taking into account the location and nature of the Leased Properties), representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the Leased Properties, including, without limitation, a customary environmental indemnity. Each Lessee shall fulfill all of the requirements set forth in CLAUSE (b) of SECTION 14.5, and such requirements are incorporated herein by reference. As to Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by Lessor, other than the absence of Lessor Liens.

            (h) In connection with any such sale of Leased Properties, each Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Leased Properties leased by it, whether incurred by Lessor, any Lender, the Syndication Agent or such Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, Lessor's and the Syndication Agent's attorneys' fees, such Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

            (i) The Lessees, jointly and severally, shall pay to the Syndication Agent on the Lease Termination Date (or to such other Person as Syndication Agent shall notify Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Recourse Deficiency Amount, PLUS all accrued and unpaid Basic Rent and Supplemental Rent, and all other amounts hereunder which have accrued prior to or as of such date, in the type of funds specified in SECTION 3.3 hereof.

If the Lessees have exercised the Remarketing Option, the following additional provisions shall apply: During the period commencing on the date twelve months prior to the scheduled expiration of the Lease Term, one or more of the Lessees shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to sell Lessor's interest in the Leased Properties and will attempt to obtain the highest purchase price therefor. All such marketing of the Leased Properties shall be at the Lessees' sole expense. Each Lessee promptly shall submit all bids to Lessor and the Syndication Agent and Lessor and the Syndication Agent will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis. In no event shall such bidder be Lessee or any Subsidiary or Affiliate of Lessee. The written offer must specify the Lease Termination Date as the closing date. If, and only if, the aggregate selling price (net of closing costs and prorations, as reasonably estimated by the Syndication Agent) is less than the difference between the Lease Balance at such time minus the Recourse Deficiency Amount, then Lessor or the Syndication Agent may, in its sole and absolute discretion, by notice to the Company, reject such offer to purchase, in which event the parties will proceed according to the provisions of SECTION 14.7 hereof. If neither Lessor nor the Syndication Agent rejects such purchase offer as provided above, the closing of such purchase of the Leased Properties by such purchaser(s) shall occur on the Lease Termination Date, contemporaneously with the Lessees' surrender of the Leased Properties in accordance with SECTION 14.8 hereof, and the gross proceeds of the sale (i.e., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to the Syndication Agent (or Lessor if the Funded Amounts have been fully paid); PROVIDED, HOWEVER, that if the sum of the gross proceeds from such sale plus the Recourse Deficiency Amount paid by the Lessees on the Lease Termination Date pursuant to SECTION 14.6(i), minus any and all costs and expenses (including broker fees, appraisal costs, legal fees and transfer taxes) incurred by the Syndication Agent or Lessor in connection with the marketing of the Leased Properties or the sale thereof exceeds the Lease Balance as of such date, then the excess shall be paid to the Company on the Lease Termination Date. No Lessee shall have the right, power or authority to bind Lessor in connection with any proposed sale of the Leased Properties.

      Section 14.7 REJECTION OF SALE. Notwithstanding anything contained herein to the contrary, if Lessor or the Syndication Agent rejects the purchase offer for the Leased Properties as provided in SECTION 14.6, then (a) the Lessees, jointly and severally, shall pay to the Syndication Agent the Recourse Deficiency Amount pursuant to SECTION 14.6(i), (b) Lessor shall retain title to the Leased Properties, and (c) in addition to the Lessees' other obligations hereunder, the Lessees, jointly and severally, will reimburse Lessor and the Syndication Agent, within ten (10) Business Days after written request, for all reasonable costs and expenses incurred by Lessor or Syndication Agent during the period ending on the first anniversary of the Lease Termination Date in connection with the marketing, sale, closing or transfer of the Leased Properties, which obligation shall survive the Lease Termination Date and the termination or expiration of this Lease.

      Section 14.8 RETURN OF LEASED PROPERTY. If Lessor retains title to any Leased Property pursuant to SECTION 14.7 hereof, then the related Lessee shall, on the Lease Termination Date, and at its own expense, return possession of such Leased Property to Lessor for retention by Lessor or, if the Lessees properly exercise the Remarketing Option and fulfill all of the conditions of SECTION 14.6 hereof and neither Lessor nor the Syndication Agent rejects such purchase offer pursuant to SECTION 14.6, then each Lessee shall, on such Lease Termination Date, and at its own cost, transfer possession of the Leased Property leased by such Lessee to the independent purchaser thereof, in each case by surrendering the same into the possession of Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in as good condition as it was on the Completion Date therefor, in the case of new Construction, or the Funding Date therefor (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted, and in compliance in all material respects with Applicable Law. Each Lessee shall, on and within a reasonable time before and after the Lease Termination Date, cooperate with Lessor and the independent purchaser of such Leased Property in order to facilitate the ownership and operation by such purchaser of such Leased Property after the Lease Termination Date, which cooperation shall include the following, all of which such Lessee shall do on or before the Lease Termination Date or as soon thereafter as is reasonably practicable: providing all books and records regarding the maintenance and ownership of such Leased Property and all non-proprietary know-how, data and technical information relating thereto, providing a copy of the Plans and Specifications, granting or assigning all licenses (to the extent assignable) necessary for the operation and maintenance of such Leased Property, and cooperating in seeking and obtaining all necessary Governmental Action. Each Lessee shall have also paid the cost of all Alterations commenced prior to the Lease Termination Date. The obligations of each Lessee under this ARTICLE XIV shall survive the expiration or termination of this Lease.

      Section 14.9 RENEWAL. Subject to the conditions set forth herein, the Company may, by written notice to Lessor and the Syndication Agent given not later than six months prior to the then scheduled Lease Termination Date, request the renewal of this Lease, for five years commencing on the date following such Lease Termination Date, PROVIDED that in no event shall the Lease Term extend beyond the 15th anniversary of the Initial Closing Date. No later than the date that is 45 days after the date the request to renew has been delivered to each of Lessor and the Syndication Agent, the Syndication Agent will notify the Company whether or not Lessor and the Lenders consent to such renewal request (which consent, in the case of Lessor and the Lenders, may be granted or denied in their sole discretion, and may be conditioned on such conditions precedent as may be specified by Lessor and the Lenders). If the Syndication Agent fails to respond within such time frame, such failure shall be deemed to be a rejection of such request. If the Syndication Agent notifies the Company of Lessor's and the Lenders' consent to such renewal, such renewal shall be effective.


                                  ARTICLE XV.
                               LESSEE'S EQUIPMENT

      After any repossession of any Leased Property (whether or not this Lease has been terminated), the related Lessee, at its expense and so long as such removal of such trade fixture, personal property or equipment shall not result in a violation of Applicable Law, shall, within a reasonable time after such repossession or within sixty (60) days after such Lessee's receipt of Lessor's written request (whichever shall first occur), remove all of such Lessee's trade fixtures, personal property and equipment from such Leased Property (to the extent that the same can be readily removed from such Leased Property without causing material damage to such Leased Property); PROVIDED, HOWEVER, that such Lessee shall not remove any such trade fixtures, personal property or equipment that has been financed by Lessor under the Operative Documents or otherwise constituting Leased Property (or that constitutes a replacement of such property). Any of a Lessee's trade fixtures, personal property and equipment not so removed by such Lessee within such period shall be considered abandoned by such Lessee, and title thereto shall without further act vest in Lessor, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to any Lessee and without obligation to account therefor and the Lessees will pay Lessor, upon written demand, all reasonable costs and expenses incurred by Lessor in removing, storing or disposing of the same and all costs and expenses incurred by Lessor to repair any damage to such Leased Property caused by such removal. Each Lessee will immediately repair at its expense all damage to such Leased Property caused by any such removal (unless such removal is effected by Lessor, in which event such Lessee shall pay all reasonable costs and expenses incurred by Lessor for such repairs). Lessor shall have no liability in exercising Lessor's rights under this ARTICLE XV, nor shall Lessor be responsible for any loss of or damage to any Lessee's personal property and equipment.


                                 ARTICLE XVI.
                          RIGHT TO PERFORM FOR LESSEE

      If any Lessee shall fail to perform or comply with any of its agreements contained herein, after any grace and notice requirements applicable to such failure shall have been satisfied, Lessor, upon notice to Lessee, may perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of Lessor (including actual and reasonable attorneys' fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent, payable by the Lessees to Lessor within thirty (30) days after written demand therefor.

                                 ARTICLE XVII.
                                 MISCELLANEOUS

      Section 17.1 REPORTS. To the extent required under Applicable Law and to the extent it is reasonably practical for a Lessee to do so, such Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for a Lessee to make such filing, a Lessee shall prepare and deliver to Lessor (with a copy to the Syndication Agent) within a reasonable time prior to the date for filing and Lessor shall file, any material reports with respect to the condition or operation of such Leased Property that shall be required to be filed with any Governmental Authority.

      Section 17.2 BINDING EFFECT; SUCCESSORS AND ASSIGNS; SURVIVAL. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and the Lessees, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer any Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to the benefit of their respective permitted successors and assigns, and the rights granted hereunder to the Syndication Agent and the Lenders shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns. Each Lessee hereby acknowledges that Lessor has collaterally assigned all of its right, title and interest to, in and under this Lease to the Syndication Agent and the Lenders pursuant to the Loan Agreement and related Operative Documents, and that all of Lessor's rights hereunder may be exercised by the Syndication Agent.

      Section 17.3 QUIET ENJOYMENT. Lessor covenants that it will not interfere in the related Lessee's or any of its permitted sublessees' quiet enjoyment of the Leased Properties in accordance with this Lease during the Lease Term, so long as no Event of Default has occurred and is continuing. Such right of quiet enjoyment is independent of, and shall not affect, Lessor's rights otherwise to initiate legal action to enforce the obligations of the Lessees under this Lease.

      Section 17.4 NOTICES. Unless otherwise specified herein, all notices, offers, acceptances, rejections, consents, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given as set forth in Section 8.2 of the Master Agreement. All such notices, offers, acceptances, rejections, consents, requests, demands or other communications shall be addressed as follows or to such other address as any of the parties hereto may designate by written notice:


      If to the Company:            Atlantic Financial Group, Ltd.
                                    c/o Grogan & Brawner
                                    2311 Cedar Springs Road
                                    Suite 150
                                    Dallas, Texas 75201
                                    Attn:  Stephen Brookshire

      If to any Lessee:             Cornell Corrections, Inc.
                                    1700 West Loop South, Suite 1500
                                    Houston, Texas 77027
                                    Attn:  Chief Financial Officer

      with a copy to:               Liddell Sapp
                                    600 Travis, Suite 3200
                                    Houston, Texas 77002
                                    Attn:  Brett Hamilton

      If to Syndication Agent:      ING (U.S.) Capital Corporation
                                    135 East 57th Street
                                    New York, New York 10022
                                    Attn:  Merchant Banking Group


      If to a Lender, to the address provided in the Master Agreement or the Credit Agreement, as the case may be.

      Section 17.5 SEVERABILITY. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Law, each Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

      Section 17.6 AMENDMENT; COMPLETE AGREEMENTS. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, except by an instrument in writing signed by Lessor and the Company in accordance with (and subject to the receipt of the consents required by) the provisions of Section 8.4 of the Master Agreement. This Lease, together with the applicable Lease Supplement and the other Operative Documents, is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

      Section 17.7 CONSTRUCTION. This Lease shall not be construed more strictly against any one party, it being recognized that both of the parties hereto have contributed substantially and materially to the preparation and negotiation of this Lease.

      Section 17.8 HEADINGS. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

      Section 17.9 COUNTERPARTS. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 17.10 GOVERNING LAW. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD OR MORTGAGE ESTATES HEREUNDER, AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATES IN WHICH SUCH ESTATES ARE LOCATED.

      Section 17.11 DISCHARGE OF A LESSEE'S OBLIGATIONS BY ITS AFFILIATES. Lessor agrees that performance of any of any Lessee's obligations hereunder by one or more of such Lessee's Affiliates shall constitute performance by such Lessee of such obligations to the same extent and with the same effect hereunder as if such obligations were performed by such Lessee, but no such performance shall excuse such Lessee from any obligation not performed by it or on its behalf under the Operative Documents.

      Section 17.12 LIABILITY OF LESSOR LIMITED. Except as otherwise expressly provided below in this SECTION 17.12, it is expressly understood and agreed by and between each Lessee, Lessor and their respective successors and assigns that nothing herein contained shall be construed as creating any liability of Lessor or any of its Affiliates or any of their respective officers, directors, employees or agents, individually or personally, for any failure to perform any covenant, either express or implied, contained herein, all such liability (other than that resulting from Lessor's gross negligence or willful misconduct, except to the extent imputed to Lessor by virtue of any Lessee's action or failure to act), if any, being expressly waived by each Lessee and by each and every Person now or hereafter claiming by, through or under any Lessee, and that, so far as Lessor or any of its Affiliates or any of their respective officers, directors, employees or agents, individually or personally, is concerned, each Lessee and any Person claiming by, through or under such Lessee shall look solely to the right, title and interest of Lessor in and to the Leased Properties and any proceeds from Lessor's sale or encumbrance thereof (PROVIDED, HOWEVER, that Lessee shall not be entitled to any double recovery) for the performance of any obligation under this Lease and under the Operative Documents and the satisfaction of any liability arising therefrom (other than that resulting from Lessor's gross negligence or willful misconduct, except to the extent imputed to Lessor by virtue of any Lessee's action or failure to act). Notwithstanding the foregoing provisions of this SECTION 17.12, nothing contained herein shall be construed to prohibit enforcement of specific performance of Lessor's obligations hereunder or prevent recourse against Lessor (i) for Lessor's failure to convey the Leased Property to a Lessee in accordance with the provisions of this Lease, or to obtain a release of any Lien created pursuant to the Operative Documents or created by Lessor contrary to the provisions of this Lease, (ii) for Lessor's failure to make its funds available to a Lessee in accordance with the Operative Documents as and when such Lessee is entitled to such funds, (iii) for Lessor's failure to make insurance proceeds or condemnation awards available to a Lessee as and when such Lessee is entitled to such amounts pursuant to the Operative Documents, (iv) for Lessor's breach of any representations and warranties made by it in the Operative Documents, (v) for Lessor's failure to comply with the provisions of Section 5.4 of the Master Agreement, or (vi) for fraud perpetrated by Lessor.

      Section 17.13 ESTOPPEL CERTIFICATES. Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser (if such prospective purchaser has signed a commitment or letter of intent to purchase any Leased Property or any part thereof or any Note), assignee or mortgagee or third party designated by such other party, a certificate stating (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which Basic Rent has been paid; (c) whether or not there is any existing default by any Lessee in the payment of Basic Rent or any other sum of money hereunder, and whether or not there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not, to the knowledge of the signer after due inquiry and investigation, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate and (e) other items that may be reasonably requested; PROVIDED that no such certificate may be requested unless the requesting party has a good faith reason for such request.

      Section 17.14 NO JOINT VENTURE. Any intention to create a joint venture, partnership or other fiduciary relationship between Lessor and any Lessee is hereby expressly disclaimed.

      Section 17.15 NO ACCORD AND SATISFACTION. The acceptance by Lessor of any sums from any Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by the Lessees hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between Lessor and the Lessees regarding sums due and payable by the Lessees hereunder, unless Lessor specifically deems it as such in writing.

      Section 17.16 NO MERGER. In no event shall the leasehold interests, estates or rights of any Lessee hereunder, or of the holder of any notes secured by a security interest in this Lease, merge with any interests, estates or rights of Lessor in or to the Leased Properties, it being understood that such leasehold interests, estates and rights of the Lessees hereunder, and of the holder of any notes secured by a security interest in this Lease, shall be deemed to be separate and distinct from Lessor's interests, estates and rights in or to the Leased Properties, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

      Section 17.17 SURVIVAL. The obligations of each Lessee to be performed under this Lease prior to the Lease Termination Date and the obligations of each Lessee pursuant to ARTICLES III, X, XI, XIII, SECTIONS 14.2, 14.3, 14.4, 14.5, 14.8, ARTICLES XV, and XVI, and SECTIONS 17.10 and 17.12 shall survive the expiration or termination of this Lease. The obligations of Lessor to be performed under SECTION 14.5 in the event that a Lessee purchases a Leased Property in accordance with this Lease shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by Lessor, Lessee, the Syndication Agent or any Indemnitee shall not affect such survival.

      Section 17.18 CHATTEL PAPER. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the sole original counterpart, which shall be identified as the original counterpart by the receipt of the Syndication Agent.

      Section 17.19 TIME OF ESSENCE. Time is of the essence of this Lease.

      Section 17.20 RECORDATION OF LEASE. Each Lessee will, at its expense, cause this Lease or a memorandum of lease in form and substance reasonably satisfactory to Lessor and such Lessee (if permitted by Applicable Law) to be recorded in the proper office or offices in the States and the municipalities in which the Land is located, to provide record notice of the leasehold created hereby.

      Section 17.21 INVESTMENT OF SECURITY FUNDS. The parties hereto agree that any amounts not payable to a Lessee pursuant to any provision of ARTICLE VIII, X or XIV or this SECTION 17.21 shall be held by the Syndication Agent (or Lessor if the Loans have been fully paid) as security for the obligations of the Lessees under this Lease and the Master Agreement and of Lessor under the Loan Agreement. At such time as such amounts are payable to Lessee, such amounts, net of any amounts previously applied to the Lessees' obligations hereunder or under the Master Agreement (which application is hereby agreed to by each Lessee), shall be paid to the related Lessee. Any such amounts which are held by the Syndication Agent (or Lessor if the Loans have been fully paid) pending payment to a Lessee shall until paid to such Lessee, as provided hereunder or until applied against the

Lessees' obligations herein and under the Master Agreement and distributed as provided in the Loan Agreement or herein (after the Loan Agreement is no longer in effect) in connection with any exercise of remedies hereunder, be invested by the Syndication Agent or Lessor, as the case may be, as directed from time to time in writing by Lessee (PROVIDED, HOWEVER, if an Event of Default has occurred and is continuing it will be directed by the Syndication Agent or, if the Loans have been fully paid, Lessor) and at the expense and risk of the Lessees, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied in the same manner as the principal invested. The Lessees upon demand shall pay to the Syndication Agent or Lessor, as appropriate, the amount of any loss incurred in connection with all such investments and the liquidation thereof.

      Section 17.22 GROUND LEASES. Each Lessee will, at its expense, timely perform all of the obligations of Lessor, in its capacity as ground lessee, under each Ground Lease and, if requested by Lessor shall provide satisfactory evidence to Lessor of such performance.

      Section 17.23 LAND AND BUILDING. If any Building and the Land on which such Building is located are subject to separate Lease Supplements, at any time that the related Lessee exercises an option to purchase such Building or such Land, or to renew this Lease with respect to such Building or such Land, or is obligated to purchase such Building or such Land as a result of an Event of Loss, an Event of Taking or an Event of Default, such purchase or renewal shall be made simultaneously with respect to all of such Building and such Land.

      Section 17.24 JOINT AND SEVERAL. Each obligation of each Lessee hereunder shall be a joint and several obligation of all of the Lessees.


                            [Signature page follows]

      IN WITNESS WHEREOF, the undersigned have each caused this Lease Agreement to be duly executed and delivered and attested by their respective officers thereunto duly authorized as of the day and year first above written.




Witnessed:                                WBP LEASING, INC.,
                                          as a Lessee

By: __________________________            By: ____________________________
     Name:                                     Name:
                                               Title:

By: __________________________
     Name:
























                                                                           LEASE
                                       S-1                             AGREEMENT

                                          ATLANTIC FINANCIAL GROUP, LTD.,
                                          as Lessor

                                          By:  Atlantic Financial Managers,
                                                Inc., its General Partner

Witnessed:

By: ____________________________          By: _______________________________
     Name:                                     Name: Stephen Brookshire
                                               Title: President

By: ____________________________
     Name:






















                                                                          LEASE
                                       S-2                            AGREEMENT

Recording requested by                                              EXHIBIT A TO
and when recorded mail to:                                           THE LEASE
                                                                    ------------

____________________________
____________________________
____________________________
____________________________





- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                   LEASE SUPPLEMENT NO. __ AND MEMORANDUM OF LEASE

      THIS LEASE SUPPLEMENT NO. __ (this "LEASE SUPPLEMENT") dated as of
[                ], between ATLANTIC FINANCIAL GROUP, LTD., as  lessor (the
"LESSOR"), and [WBP LEASING, INC., a Delaware] corporation, as lessee (the "RELATED LESSEE").

      WHEREAS Lessor is the owner of the Land described on Schedule I hereto and wishes to lease the Land together with any Building and other improvements thereon or which thereafter may be constructed thereon pursuant to the Lease to the Related Lessee;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. DEFINITIONS; INTERPRETATION. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Lease Agreement, dated as of December 3, 1998, among the Lessees named therein and Lessor; and the rules of interpretation set forth in Appendix A to the Lease shall apply to this Lease Supplement.

      SECTION 2. THE PROPERTIES. Attached hereto as Schedule I is the description of certain Land (the "SUBJECT PROPERTY"). Effective upon the execution and delivery of this Lease Supplement by Lessor and the Related Lessee, such Land, together with any Building and other improvements thereon or which thereafter may be constructed thereon shall be subject to the terms and provisions of the Lease and Lessor hereby grants, conveys, transfers and assigns to the Related Lessee those interests, rights, titles, estates, powers and privileges provided for in the Lease with respect to the Subject Property.

      SECTION 3. AMENDMENTS TO LEASE WITH RESPECT TO SUBJECT PROPERTY. Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, the following terms and provisions shall apply to the Lease with respect to the Subject Property:

                     [Insert Applicable Sections per Local Law
                      as contemplated by the Master Agreement]

      SECTION 4. RATIFICATION; INCORPORATION. Except as specifically modified hereby, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect. The terms of the Lease (as amended by this Lease Supplement) are by this reference incorporated herein and made a part hereof.

      SECTION 5. ORIGINAL LEASE SUPPLEMENT. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Syndication Agent therefor on or following the signature page thereof shall be the original executed counterpart of this Lease Supplement (the "ORIGINAL EXECUTED COUNTERPART"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

      SECTION 6. GOVERNING LAW. THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES OF SUCH STATE, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD AND MORTGAGE ESTATES HEREUNDER, AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH SUCH ESTATES ARE LOCATED.

      SECTION 7. COUNTERPART EXECUTION. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

                                          ATLANTIC FINANCIAL GROUP, LTD.,
                                           as the Lessor

                                          By: Atlantic Financial Managers,
                                              Inc., its General Partner


                                            By:_________________________
                                               Name:
                                               Title:



                                          [WBP LEASING, INC.],
                                          as the Related Lessee

                                          By:___________________________
                                             Name:
                                             Title:









                                                                           LEASE
                                  S-1                                 SUPPLEMENT

STATE OF _________________    )
                              )  ss.:
COUNTY OF ________________    )


      The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of ______________, ____ ____, this _____ day of __________, _______________, by _____________________, as ____________________
of Atlantic Financial Group, Ltd., on behalf of such partnership.




[Notarial Seal]                     ____________________________________
                                    Notary Public



My commission expires:  _____________



STATE OF _________________    )
                              )  ss.:
COUNTY OF ________________    )


      The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of ______________, ___ ____, this _____ day of __________, __________, by ___________, as _____________, of [WBP Leasing, Inc.,
a Delaware] corporation, on behalf of the corporation.

[Notarial Seal]                     ____________________________________
                                    Notary Public


My commission expires:  ______________









                                                                           LEASE
                                  N-1                                 SUPPLEMENT

Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged as of the date hereof.

                                          ING (U.S.) CAPITAL CORPORATION,
                                          as the Syndication Agent

                                          By: __________________________
                                              Name:
                                              Title:
































                                                                           LEASE
                                  S-2                                 SUPPLEMENT